    As filed with the Securities and Exchange Commission on July 27, 2000.

                                                  Registration No. 333-85047
                                                  ==========================



                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ______________________

                                   CMGI, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                             04-2921333
 (State or other jurisdiction                            (I.R.S. Employer
 of incorporation or organization)                      Identification Number)

      100 BRICKSTONE SQUARE, ANDOVER, MASSACHUSETTS 01810 (978) 684-3600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ______________________

                           WILLIAM WILLIAMS II, ESQ.
                      Vice President and General Counsel
                                  CMGI, Inc.
                             100 Brickstone Square
                         Andover, Massachusetts 01810
                                (813) 228-4111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:

                             MARC RUBENSTEIN, ESQ.
                               Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0100
                             ______________________



  The Registration Statement on Form S-3 (Registration No. 333-85047) registered 721,064 shares (as adjusted for the 2-for-1 stock split on January 11, 2000, the "Stock Split") (the "Shares") of Common Stock, $.01 par value per share, of CMGI, Inc. held by certain stockholders (the "Selling Stockholders") named in the Registration Statement. Of the 721,064 Shares, the Selling Stockholders or their donees have sold 330,589 shares (as adjusted for the Stock Split). The offering pursuant to the Prospectus which forms a part of the Registration Statement has been terminated. This Post-Effective Amendment No. 1 is filed to deregister the 390,475 unsold Shares.
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                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, State of Massachusetts, on July 27, 2000.

  CMGI, INC.


  By: /s/ William Williams II
      ----------------------------------
      William Williams II
      Vice President and General Counsel